                                                                    EXHIBIT 10.1


                              SEPARATION AGREEMENT


         This SEPARATION AGREEMENT ("Separation Agreement") is entered into as of April __, 1998, by and between ZAPATA CORPORATION, a Delaware corporation ("Zapata") and OMEGA PROTEIN CORPORATION, a Nevada corporation ("Protein").

                                R E C I T A L S:

         A. Zapata, a public company whose common shares are traded on the New York Stock Exchange, owns 19,676,000 shares of Protein's common stock, par value $.01 per share (the "Common Stock") , constituting all of the issued and outstanding Common Stock.

         B. Zapata's Board of Directors (the "Zapata Board") has determined, subject to its further consideration and the satisfaction of certain conditions, to reduce its ownership of Protein to approximately 66.2% of the outstanding Common Stock (prior to the exercise of the over-allotment options referred to below) by means of an initial public offering by Protein of 4,000,000 shares of Common Stock and the sale by Zapata of 4,000,000 shares of Common Stock (the "IPO") (together with an additional 1,200,000 shares of Common Stock which shall be subject to over-allotment options granted on an equal basis by Protein and Zapata, respectively, to the IPO underwriters) as described in the registration statement on Form S-1 (Registration No. 333-44967) filed by Protein with the Securities and Exchange Commission (the "SEC") on or about January 27, 1998 (as amended from time to time, including information deemed to be a part of such registration statement at the time it becomes effective pursuant to SEC Rule 430A, the "Registration Statement").

         C. The parties hereto have determined that it is necessary and desirable to set forth certain agreements and undertakings between Zapata and Protein that will govern certain matters following the IPO.

                                  ARTICLE 1
                                 DEFINITIONS

         1.1 GENERAL. As used in this Separation Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means a Protein Affiliate or a Zapata Affiliate, as the case may be.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Texas are authorized or obligated by law or executive order to close.




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                  "Closing Date" means the date on which the 8,000,000 shares of
Common Stock offered in the IPO are paid for by and delivered to the IPO underwriters.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Foreign Citizen" means any Person other than: (i) any individual who is a citizen of the U.S. by birth, naturalization, or as otherwise authorized by law; and (ii) any corporation, partnership, association, limited liability company, joint venture (if not an association, corporation, partnership or limited liability company) or other business organization which is a citizen of the United States as determined by Protein's Board of Directors consistent with the definition of U.S. Citizen used for purpose of determining the Company's eligibilty for documentation for a fishery endorsement under the Shipping Act, 1916, as amended, or any successor statute and the rules and regulations pertaining thereto as interpreted by the Maritime Administration, the Cost Guard or any other agencies of the United States government charged with the administration of the Shipping Act, 1916, as amended, or any court of law. The foregoing definition is applicable at all tiers of ownership and in both form and substance at each tier of ownership.

                  "Group" means the Zapata Group or the Protein Group.

                  "Indemnifiable Losses" means all losses, liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including, without limitation, all reasonable costs and expenses (including, without limitation, attorneys' fees, and defense and accounting costs) as such costs are incurred relating thereto, incurred or suffered by an Indemnitee.

                  "Indemnifying Party" means a Person who or which is obligated under this Separation Agreement to provide indemnification.

                  "Indemnitee" means a Person who or which is entitled to indemnification under this Separation Agreement.

                  "Indemnity Payment" means an amount that an Indemnifying Party is required to pay to an Indemnitee pursuant to Article 3.

                  "Insurance Proceeds" means those monies received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, in either case, to the extent mutually agreed upon by Protein and Zapata acting reasonably, net of any applicable premium adjustment.


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                  "Offering Documents" means collectively: (a) the Registration
Statement, including the Prospectus contained therein, (b) any Prospectus subject to completion or any Prospectus filed with the SEC under Rule 424 under the Securities Act or any Term Sheet first filed pursuant to Rule 424(b)(7) under the Securities Act together with the preliminary Prospectus identified therein which such Term Sheet supplements, used, in each case, in connection with the offering of the Common Stock under the Registration Statement, (c) any other filing made with the SEC by a member of the Protein Group in connection with the IPO or (d) any amendment or supplement to any of the documents described in clauses (a) through (c) of this definition.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

                  "Protein Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by Protein, provided, however, that for purposes of this Separation Agreement none of the following Persons shall be considered Protein Affiliates: (i) Zapata or any Subsidiary of Zapata and (ii) any corporation less than fifty-one percent (51%) of whose voting stock is directly or indirectly owned by Protein and (iii) any partnership or joint venture less than fifty-one percent (51%) of whose interests in profits and losses is directly or indirectly owned by Protein.

                  "Protein Group" means, collectively, Protein and the Protein Affiliates, or any one or more of such companies.

                  "Registration Rights Agreement" means the Registration Rights Agreement in the form of Exhibit A annexed hereto to be entered into by Zapata and Protein.

                  "Representative" means with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants and attorneys.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Services Agreement" means the Administrative Services Agreement in the form of Exhibit B annexed hereto to be entered into by Zapata and Protein.

                  "Sublease Agreement") means the Sublease Agreement in the form of Exhibit C annexed hereto to be entered into by Zapata and Protein.

                  "Subsidiary" means, with respect to any specified Person, any corporation or other legal entity of which such Person or any of its subsidiaries Controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided,

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however, that for purposes of this Separation Agreement, neither Protein nor any
Subsidiary of Protein shall be deemed to be a Subsidiary of Zapata or of any Subsidiary of Zapata.

                  "Tax" means as defined in the Tax Indemnification Agreement.

                  "Tax Indemnity Agreement" means the Tax Indemnification Agreement in the form of Exhibit C annexed hereto to be entered into by Zapata and Protein.

                  "Third-Party Claim" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who is not a member of the Zapata Group or the Protein Group.

                  "Underwriting Agreement" means the Underwriting Agreement to be entered into on the Closing Date by Protein and Zapata with Prudential Securities Incorporated and Deutsche Morgan Grenfell Inc., as representatives of the several underwriters therein, pursuant to which Protein and Zapata shall sell on an equal basis to such underwriters up to 8,600,000 shares.

                  "Zapata Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by Zapata; provided, however, that for purposes of this Separation Agreement none of the following Persons shall be considered Zapata Affiliates: (i) Protein and any Subsidiary of Protein, (ii) any corporation less than fifty-one percent (51%) of whose voting stock is directly or indirectly owned by Zapata and (iii) any partnership or joint venture less than fifty-one percent (51%) of whose interests in profits and losses is directly or indirectly owned by Zapata.

                  "Zapata Group" means, collectively, Zapata and the Zapata Affiliates, or any one or more of such companies.

                                    ARTICLE 2
                 CERTAIN TRANSACTIONS IN CONNECTION WITH THE IPO

         2.1 EXECUTION AND DELIVERY OF CERTAIN AGREEMENTS. Contemporaneously with the closing of the IPO, Protein and Zapata shall execute and deliver to one another the Tax Indemnification Agreement, the Registration Rights Agreement, the Services Agreement and the Sublease Agreement (collectively, the "Other Agreements").

         2.2 PAYMENT OF INTERCOMPANY INDEBTEDNESS. Promptly following the Closing Date, Protein shall repay to Zapata $33,300,000 of the principal amount of the indebtedness owed by Protein to Zapata.

         2.3 IPO EXPENSES. Protein and Zapata shall be responsible for and shall pay on a pro rata basis according to the number of shares of Common Stock issued or sold by them, respectively, in the IPO the direct expenses incurred by Protein to effect the IPO (including

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the fees of counsel and accountants), all of the fees and reimbursable expenses of the underwriters relating to the IPO (except for the underwriters' discount and commissions and selling concessions with respect to Common Stock sold to the IPO underwriters - the "Selling Expenses"), as well as all of the costs of producing, printing, mailing and otherwise distributing the Prospectus. Zapata shall be responsible for all of its Selling Expenses as well as all of the fees and disbursements of counsel it has retained to represent it in connection with the IPO.
Protein shall be responsible for all of its Selling Expenses.

                                    ARTICLE 3
                    SURVIVAL, ASSUMPTION AND INDEMNIFICATION

         3.1      ASSUMPTION AND INDEMNIFICATION.

                  (a) Subject to Section 3.1(c), from and after the Closing Date, Zapata shall indemnify, defend and hold harmless each member of the Protein Group, each of their Representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all Indemnifiable Losses of any such member or Representative relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or the omission or alleged omission to state in any of the Offering Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as any such statement or omission was made with respect to (A) a matter of historical fact relating to a member of the Zapata Group or (B) the present or future intentions of Zapata or any member of the Zapata Group, in reliance upon and in conformity with information furnished by Zapata in writing specifically for use in connection with the preparation of the Offering Documents and designated in such writing as having been so furnished.

                  (b) Subject to Section 3.1(c), from and after the Closing Date, Protein shall indemnify, defend and hold harmless each member of the Zapata Group, each of their Representatives and each of the heirs, executors, successors and assigns of any of the foregoing from and against all Indemnifiable Losses of any such member or Representative relating to, arising out of or due to any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or the omission or alleged omission to state in any of the Offering Documents a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that Protein will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made with respect to (i) a matter of historical fact relating to a member of the Zapata Group or (ii) the present or future intentions of Zapata or any member of the Zapata Group, in reliance upon and in conformity with information furnished by Zapata in writing specifically for use in connection with the preparation of the Offering Documents and designated in such writing as having been so furnished.

                  (c) If an Indemnitee realizes a Tax benefit or detriment by reason of having incurred an Indemnifiable Loss for which such Indemnitee receives an Indemnity Payment

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from an Indemnifying Party or by reason of receiving an Indemnity Payment, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the Tax benefit, or such Indemnifying Party shall pay to such Indemnitee an additional amount equal to the Tax detriment (taking into account any Tax detriment resulting from the receipt of such additional amounts), as the case may be. If, in the opinion of counsel to an Indemnifying Party reasonably satisfactory in form and substance to the affected Indemnitee, there is a substantial likelihood that the Indemnitee will be entitled to a Tax benefit by reason of an Indemnifiable Loss, the Indemnifying Party promptly shall notify the Indemnitee and the Indemnitee promptly shall take any steps (including the filing of such returns, amended returns or claims for refunds consistent with the claiming of such Tax benefit) that, in the reasonable judgment of the Indemnifying Party, are necessary and appropriate to obtain any such Tax benefit. If, in the opinion of counsel to an Indemnitee reasonably satisfactory in form and substance to the affected Indemnifying Party, there is a substantial likelihood that the Indemnitee will be subjected to a Tax detriment by reason of an Indemnification Payment, the Indemnitee promptly shall notify the Indemnifying Party and the Indemnitee promptly shall take any steps (including the filing of such returns or amended returns or the payment of Tax underpayments consistent with the settlement of any liability for Taxes arising from such Tax detriment) that, in the reasonable judgment of the Indemnitee, are necessary and appropriate to settle any liabilities for Taxes arising from such Tax detriment. If, following a payment by an Indemnitee or an Indemnifying Party pursuant to this Section 3.1(c) in respect of a Tax benefit or detriment, there is an adjustment to the amount of such Tax benefit or detriment, then each of Zapata and Protein shall make appropriate payments to the other, including the payment of interest thereon at the federal statutory rate then in effect, to reflect such adjustment. This Section 3.1(c) shall govern the matters discussed in this Section and shall control over any conflicting language in the Tax Indemnification Agreement.

                  (d) The amount which an Indemnifying Party is required to pay to any Indemnitee pursuant to this Section 3.1 shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss. Zapata and Protein shall use their respective best efforts to collect any Insurance Proceeds or other amounts to which they or any of their Subsidiaries are entitled, without regard to whether they are the Indemnifying Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of an Indemnifiable Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (i) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (ii) the amount of such Indemnifiable Loss, adjusted (at such time as appropriate adjustment can be determined) in each case to reflect any premium adjustment attributable to such claim.

         3.2      PROCEDURE FOR INDEMNIFICATION.

                  (a) If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Separation Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party

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notice thereof promptly after becoming aware of such Third-Party Claim;
provided, however, that the failure of any Indemnitee to give notice as provided in this Section 3.2 shall not relieve any Indemnifying Party of its obligations under this Article 3, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

                  (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article 3 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel to represent such Indemnitee (which firm shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party, and in that event (i) the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 3.2 within the period of ten (10) Business Days described above, such Indemnitee may defend, compromise and settle such Third-Party Claim; provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability, damage or claims of any nature or kind in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that may adversely affect the Indemnitee.

         3.3 REMEDIES CUMULATIVE. The remedies provided in this Article 3 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party.


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         3.4 EFFECT ON UNDERWRITING AGREEMENT. Notwithstanding anything to the contrary that may be contained in the Underwriting Agreement or this Separation
Agreement: (i) the provisions of Section 3.1(a) and (b) shall govern and control the indemnification, defense and hold harmless arrangements, and any claims or losses arising hereunder, between the Zapata Group on the one hand and the Protein Group on the other with respect to Indemnifiable Losses covered thereby; and (ii) the provisions of such Underwriting Agreement shall govern and control the indemnification, defense and hold harmless arrangements, and any claims or losses arising thereunder, between the Protein Group and the Zapata Group on the one hand and the IPO underwriters on the other.

                                   ARTICLE 4
                             ACCESS TO INFORMATION

         4.1 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Closing Date, Zapata shall use reasonable efforts to accommodate Protein with respect to the delivery to Protein of all corporate books and records of the Protein Group, including in each case copies of all active agreements, active litigation files and government filings. From and after the Closing Date, all books, records and copies so delivered shall be the property of Protein.

         4.2 ACCESS TO INFORMATION. From and after the Closing Date, each of Zapata and Protein shall afford to the other, and shall cause the members of their respective Groups to so afford, reasonable access and duplicating rights during normal business hours to all information within such party's possession relating to such other party's businesses, assets or liabilities, insofar as such access is reasonably required by such other party. Without limiting the foregoing, information may be requested under this Section 4.2 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, as Protein may reasonably request and which are directly related to the Protein Business.

                                    ARTICLE 5
                             COVENANT NOT-TO-COMPETE

         Zapata hereby covenants and agrees that, for a period of five years from the Closing Date, it will not engage in or invest in any business that harvests and/or processes fish into fish meal, fish oil or fish solubles or sells such products anywhere in the United States. Zapata acknowledges that any breach or threatened breach of any of the provisions of this Article 5 cannot be remedied solely by recovery of damages and that Protein shall be entitled to obtain an injunction against such breach or threatened breach. Nothing herein, however, shall be construed as prohibiting Protein from pursuing, in connection with an injunction or otherwise, any other remedies available at law or in equity for any such breach or threatened breach, including the recovery of money damages. If any provision of this Article 5 is found to be unreasonably broad, it shall nevertheless be enforceable to the extent reasonably necessary for Protein to carry out to the fullest extent the parties' mutual intent in entering into this


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Agreement on this date, which intent is that the provisions of this Article will be strictly enforced as agreed to.

                                    ARTICLE 6
                    RESTRICTIONS ON TRANSFER OF COMMON STOCK

         6.1 RESTRICTIONS ON TRANSFER. Zapata shall not assign, encumber, pledge, sell, transfer or otherwise dispose of any shares of Common Stock retained by it after the IPO (and any exercise of an over-allotment option by the IPO underwriters) (or any other securities held by Zapata at any time that are exercisable, convertible or exchangeable for Common Stock) now or hereafter owned by it (i) to any Foreign Person or (ii) in any transaction (other than another member of the Zapata Group who agrees to be bound by these restrictions) unless it first provides Protein with 30 days advance written notice thereof (so as to allow Protein sufficient time to put in place procedures to monitor the number of outstanding shares owned by Foreign Persons and impose any appropriate transfer restrictions).

         6.2 STOCK CERTIFICATE LEGEND. In order to effectuate the restrictions contained in this Article 6, all certificates and instruments evidencing any Common Stock (or other securities that are exercisable, convertible or exchangeable for Common Stock) held by Zapata will be endorsed as follows:

                    The assignment, encumbrance, pledge, sale, transfer or other disposition of the securities evidenced hereby is limited and restricted by the terms of a Separation Agreement between the registered owner hereof and the Corporation, dated April __, 1998.


                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 TERMINATION. Notwithstanding any other provision hereof, this Separation Agreement may be terminated if the IPO is abandoned, which decision can be made at any time by and in the sole discretion of the Zapata Board of Directors without the approval of Protein.

         7.2 COMPLETE AGREEMENT. This Separation Agreement and the Exhibits hereto and the agreements (including the Other Agreements) and other documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         7.3 AUTHORITY. Each of the parties hereto represents to the other that
(i) it has the power and authority to execute, deliver and perform this Separation Agreement and the Other

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Agreements, (ii) the execution, delivery and performance of this Separation
Agreement and the Other Agreements by it has been duly authorized by all necessary corporate action, (iii) it has duly and validly executed the Separation Agreement, (iv) this Separation Agreement and the Other Agreements, when executed, will be the valid and binding obligation of such party, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         7.4 GOVERNING LAW. This Separation Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

         7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             If to Zapata:    Zapata Corporation
                              1717 St. James Place, Suite 550
                              Houston, Texas 77210
                              Attention:       Avram Glazer, Chief Executive
                                               Officer

             If to Protein:   Omega Protein, Inc.
                              1717 St. James Place, Suite 550
                              Houston, Texas 77210
                              Attention:       Joseph L. von Rosenberg III,
                                               Chief Executive Officer and
                                               President

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 7.5.

         7.6 AMENDMENT AND MODIFICATION. This Separation Agreement may be amended or modified in any material respect only by a written agreement signed by both of the parties hereto.

         7.7 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Separation Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and the members of their respective Groups, but neither this Separation Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld). Except for the provisions of Sections 3.2 and 3.3 relating to Indemnities, which are also for the benefit of the other Indemnitees, this Separation Agreement is solely for the benefit of the parties hereto and their

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Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

         7.8 COUNTERPARTS. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.9 NO WAIVER. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         7.10 HEADINGS. The Article and Section headings contained in this Separation Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Separation Agreement.

         7.11 ENFORCEABILITY. Any provision of this Separation Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Separation Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         7.12 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties hereto contained in this Separation Agreement shall survive the Closing Date.


                           ZAPATA CORPORATION

                           By:
                              ----------------------------------------------
                           Name:  Avram Glazer
                           Title: Chief Executive Officer


                           OMEGA PROTEIN, INC.

                           By:
                              ----------------------------------------------
                           Name:  Joseph L. von Rosenberg III
                           Title: Chief Executive Officer and President



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